Third Quarter 2022 Earnings Conference Call November 3, 2022 NASDAQ: MNTX Exhibit 99.2

Forward-Looking Statement and Non-GAAP Measures Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Business Update-Q3 Financial Highlights 27.7% year-over-year increase in net sales to $65.0 million; 320 basis point year-over-year improvement in gross margin to 19.0%, compared to Q3 2021 and 17.8% in the second quarter of 2022; $5.2 million in Adjusted EBITDA, represents 8.0% of net sales compared to $1.6 million, or 3.1% of net sales in last year’s third quarter and $5.2 million, or 7.4% of net sales in Q2 2022 Backlog increased slightly, keeping pace with improved sales @ $207 million Book-to-bill ratio was 0.9:1 European business 51% of total backlog Despite seasonally slower quarter, sales and profitability improved well Balance Sheet and Credit $85.6 million total net debt (9/30/2022) $32 million in total cash and credit availability Operations Completed manufacturing re-organization in North America – new head of manufacturing Supply chain initiatives mark improved logistics timing & more accurate materials scheduling processes.

The Takeaways – Q3 2022 Rental Business Rabern revenue performing to forecast Increased sales and adj. EBITDA Articulated “Knuckleboom” Cranes PM Crane business delivered solid top-line performance Q3 sales were higher than historical average Continued demand – backlog up 51% higher than prior year Straight Boom Cranes Manitex Crane business improved throughput – sales up 38% Delivering on increased demand for larger capacity cranes Backlog continued to grow – remains at $100 million Aerial Work Platform (AWP) Oil & Steel delivered on new contract launch and improved demand New self-propelled electric & hybrid AWP launch – progress to plan Backlog increased 96% year over year Production efficiency measures to ramp up AWP production

Q3 2022 Financials (in $millions except GM) Notes: All numbers expressed in Millions except Gross Margin. 3.1% 0.6% 4.5% 8.0% 7.4%

Q3 Operating Results

Net Debt – Q3 2022

Approaching Financial Milestones $269M ANNUALIZED RUN-RATE REVENUES 19.0% GM $21M ANNUALIZED RUN-RATE Adj. EBITDA 8.0% Adj. EBITDA Margin $300M - $320M REVENUES 20% - 22% GM $30M - $35M Adj. EBITDA 10% + Adj. EBITDA MARGIN 2021 SHORT TERM TARGET Q3 2022 $212 M ANNUAL REVENUES 17.1% GM $8M Adj. EBITDA 3.8% Adj. EBITDA Margin

Closing Comments Demand | Sales Manufacturing backlog remains strong and keeping pace with increased sales 2022 Rabern rental sales at pace to grow approximately 40% year over year New Valla and O&S Distribution in USA announced post-quarter end Manufacturing and Production Sales continue to improve Quarter over quarter sales increased 22% Post Acquisition Integration – on schedule Lubbock Expansion on schedule Rabern Rentals Efficiency Initiative Progress New head of NA Manufacturing, completing global re-organization Supply chain optimization project launch Margin Improvement Gross Margins improved to 19%, tracking to 20% + Pricing increases now realized current period sales from backlog Anticipating continued improvement (sales | profitability) Favorable pricing in backlog Improved cost control and efficiency gains Q4 Forward

APPENDIX

Appendix – Reconciliations RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

Appendix – Reconciliations RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA (IN THOUSANDS)

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